Fourth Quarter 2011
Supplemental Operating and Financial Information

Equity LifeStyle Properties, Inc.

Bay Indies, Venice, FL

Gulf View, Punta Gorda, FL

Leavenworth - Leavenworth, WA

Equity LifeStyle Properties, Inc.
Two North Riverside Plaza
Chicago, IL 60606
www.EquityLifeStyle.com

Equity LifeStyle Properties, Inc.

Overview

The Company

Equity LifeStyle Properties, Inc. (“ELS”, “we”, ‘us”, “our” or the “Company”) (NYSE:ELS) was formed in December 1992 as a Maryland corporation to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated properties since 1969. We have been a public company since 1993 and have elected to be taxed as a real estate investment trust, or a REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1993.

We are a fully integrated owner and operator of lifestyle-oriented properties (“Properties”). We lease individual developed areas, or sites, with access to utilities for placement of factory-built homes, cottages, cabins or recreational vehicles (“RVs”). Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific Properties for limited stays. As of January 23, 2012, we owned or had an ownership interest in a portfolio of 382 Properties located throughout the United States and Canada containing 141,175 residential sites. These Properties are located in 32 states and British Columbia.

This Supplemental Package was prepared to provide (1) certain operational information about the Company for the periods ended December 31, 2011 and 2010, (2) details of the Company’s guidance assumptions for 2012 and (3) information about the Acquisition.

On May 31, 2011, through our operating partnership, we entered into purchase agreements to acquire a portfolio of 75 manufactured home communities and one RV resort (the “Acquisition Properties”) containing 31,167 sites on approximately 6,500 acres located in 16 states and certain manufactured homes and loans secured by manufactured homes located at the Acquisition Properties for a stated purchase price of $1.43 billion (the “Acquisition”).

As of January 23, 2012, we have closed on 75 Acquisition Properties. Additional details on the Acquisition can be found in the Company’s Current Reports on Form 8-K dated May 31, 2011, July 1, 2011, August 1, 2011, September 1, 2011, October 3, 2011, October 11, 2011, October 21, 2011 and December 8, 2011.

The purchase agreement with respect to one Acquisition Property in Michigan has been terminated, but we continue to discuss a possible acquisition of this property with the sellers of the other Acquisition Properties. The Company is continuing to perform due diligence on the property, but there can be no assurance that the Company will acquire the property. The Company’s 2012 guidance assumes we will acquire this property in 2012.

Certain statements made within this Supplemental Package may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the Acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options, including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the Acquisition Properties and the Company’s estimates regarding the future performance of the Acquisition Properties.

•	unanticipated costs or unforeseen liabilities associated with the Acquisition;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Equity LifeStyle Properties, Inc.

Equity LifeStyle Properties, Inc.

Fourth Quarter 2011 — Selected Financial Data

(In $US Millions, except per share data, unaudited)	Three Months Ended 31-Dec-11
Income from Property Operations — 2011 Core (1)	$69.3
Income from Property Operations — Acquisition properties (2)	23.0
Property Management and general and administrative	(15.0)
Other Income and Expenses	2.2
Financing Costs and Other	(34.8)

Funds from Operations (FFO), excluding transaction costs(3)	44.7
2011 Acquisition Transaction Costs	(1.2)

Funds from Operations (FFO) (3)	43.5
Depreciation on Real Estate and Other	(24.1)
Amortization of In-Place Leases	(17.7)
Deferral of right-to-use contract sales revenue and commission, net	(1.9)
Loss Allocated to OP Units	0.0

Net Loss Available to Common Shares	$(0.2)

Net Loss Per Common Share — Basic and Fully Diluted (4)	$(0.00)
FFO Per Share, excluding transaction costs — Fully Diluted	$0.99
FFO Per Share — Fully Diluted	$0.96

Weighted Average Common Shares Outstanding — Basic (4)	45.0
Weighted Average Shares Outstanding — Fully Diluted	45.3

1)	See page 6 for 2011 Core income from property operations detail.
2)	See page 7 for 2011 Acquisition income from property operations detail. Represents actual performance of Acquisition Properties acquired by the Company during the six months ended December 31, 2011.
3)	See page 15 for definition of FFO.
4)	As a result of the Net loss available for Common Shares, the Company’s common OP Units are considered anti-dilutive, and therefore were excluded from the computation of the Net Loss Per Common Share – Basic and Fully Diluted.

Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In $US Millions, unaudited)

	Three Months Ended 31-Dec-11	Three Months Ended 31-Dec-10	Year Ended 31-Dec-11	Year Ended 31-Dec-10
Community base rental income	$99.1	$65.3	$318.9	$259.3
Resort base rental income (2)	28.6	28.0	130.5	129.5
Right-to-use annual payments	12.1	12.2	49.1	49.8
Right-to-use contracts current period, gross	4.8	4.3	17.9	19.5
Utility and other income	13.8	11.1	53.8	48.4

Property operating revenues	158.4	120.9	570.2	506.5
Property operating expenses	66.2	54.1	249.5	230.5

Income from property operations	$92.2	$66.8	$320.7	$276.0

1)	See January 23, 2012 ELS press release for a complete Consolidated Statement of Operations. The line items that the Company includes in property operating revenues are also individually included in our Consolidated Statement of Operations. Property operating expenses above include the captions “property operating and maintenance”, “real estate taxes” and “sales and marketing, gross” that each appear on our Consolidated Statement of Operations, and excludes property management expenses.
2)	Resort base rental income is comprised of the following:

	Three Months Ended 31-Dec-11	Three Months Ended 31-Dec-10	Year Ended 31-Dec-11	Year Ended 31-Dec-10
Annual	$21.3	$20.4	$83.3	$79.8
Seasonal	4.0	4.1	20.7	21.6
Transient	3.3	3.5	26.5	28.1

Equity LifeStyle Properties, Inc.

Core (1) Income from Property Operations

(In $US Millions, except Note 4, unaudited)

	Three Months Ended 31-Dec-11	Three Months Ended 31-Dec-10	% Change (2)	Year Ended 31-Dec-11	Year Ended 31-Dec-10	% Change (2)
Community base rental income (3)	$67.2	$65.3	2.9%	$266.6	$259.3	2.8%
Resort base rental income (4)	28.5	27.9	1.8%	130.0	129.2	0.6%
Right-to-use annual payments	12.1	12.2	-0.5%	49.0	49.8	-1.5%
Right-to-use contracts current period, gross	4.7	4.3	10.0%	17.9	19.5	-8.4%
Utility and other income	11.2	11.0	1.5%	49.4	48.3	2.3%

Property operating revenues	123.7	120.7	2.5%	512.9	506.1	1.3%
Property operating expenses	54.4	53.7	1.3%	229.1	229.8	-0.3%

Income from property operations	$69.3	$67.0	3.4%	$283.8	$276.3	2.7%

1)	2011 Core properties include properties we owned and operated during all of 2010 and 2011. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2)	Calculations prepared using unrounded numbers.
3)	Core manufactured home site and occupancy statistics:

As of 31-Dec-11
Occupied Sites	40,258
Total Sites	44,104
Occupancy Percentage	91.3%
Monthly Base Rent Per Site	$558

4)	Resort base rental income is comprised of the following:

	Three Months Ended 31-Dec-11	Three Months Ended 31-Dec-10	% Change (2)	Year Ended 31-Dec-11	Year Ended 31-Dec-10	% Change (2)
Annual	$21.3	$20.4	4.3%	$83.3	$79.8	4.3%
Seasonal	4.0	4.1	-4.0%	20.5	21.6	-4.9%
Transient	3.2	3.4	-5.8%	26.2	27.8	-5.9%

Equity LifeStyle Properties, Inc.

2011 Acquisition — Income from Property Operations (1)

(In $US Millions, except Note 3, unaudited)

	Three Months Ended 31-Dec-11	Year Ended 31-Dec-11
Community base rental income (3)	$31.9	$52.2
Utility income and other property income	2.6	4.4

Property operating revenues	34.5	56.6
Property operating expenses	11.5	19.1

Income from property operations (2)	$23.0	$37.5

1)	Represents actual performance of Acquisition Properties acquired by the Company during the six months ended December 31, 2011. The Company acquired (i) 35 Acquisition Properties on July 1, 2011, (ii) 16 Acquisition Properties on August 1, 2011, (iii) 7 Acquisition Properties on September 1, 2011, (iv) 10 Acquisition Properties in October 2011 and (v) seven Acquisition Properties on December 8, 2011.
2)	Excludes property management expenses.
3)	Manufactured home site and occupancy statistics for the 2011 Acquisitions described in Footnote 1 above as of December 31, 2011:

	Total as of 31-Dec-11	Michigan only	Total less Michigan
Occupied Sites	25,753	3,973	21,780
Total Sites	29,890	5,884	24,006
Occupancy Percentage	86.2%	67.5%	90.7%
Average Base Rent Per Occupied Site	$447	$461	$444

Equity LifeStyle Properties, Inc.

Income from Home Rental Operations

(In $US Millions except occupied rentals, unaudited)

	Three Months Ended 31-Dec-11	Three Months Ended 31-Dec-10	Year Ended 31-Dec-11	Year Ended 31-Dec-10
Manufactured homes (MH):
New Home	$3.7	$2.5	$12.4	$8.3
Used Home	6.0	3.4	18.6	12.0

Rental operations revenues (1)	9.7	5.9	31.0	20.3
Rental operations expense	(1.4)	(0.9)	(4.5)	(3.0)
Depreciation	(1.2)	(0.8)	(4.3)	(2.8)

Income from rental operations	$7.1	$4.2	$22.2	$14.5

Net basis in new MH rental units as of:	$79.9	$59.1
Net basis in used MH rental units as of (2):	$57.0	$23.2

Number of occupied rentals—new, end of period:	1,352	801
Number of occupied rentals—used, end of period (2):	3,071	1,644

1)	For the three months and year ended December 31, 2011, approximately $7.0 million and $23.0 million, respectively, are included in Community base rental income in the Income from Property Operations table on pages 5 and 6. For the three months and year ended December 31, 2010, approximately $4.4 million and $15.4 million, respectively, are included in Community base rental income in the Income from Property Operations table on pages 5 and 6. The remainder of the Income from rental operations activity is included in the caption “Ancillary services revenues, net” on our Consolidated Statement of Operations.
2)	During the six months ended December 31, 2011, we purchased manufactured homes located at the 75 Acquisition Properties purchased during the second half of 2011 at a cost of approximately $24.4 million. As of December 31, 2011, approximately 1,100 of the occupied used rentals are located at the 75 Acquisition Properties. As further discussed on page 13 of this Supplemental Package, we also acquired almost 2,300 chattel loans secured by homes located at the Acquisition Properties. Our 2012 guidance assumes that there will be a 10 percent annual default rate on these chattel loans and as homes are repossessed they are expected to be made available to rent.

Equity LifeStyle Properties, Inc.

2012 Guidance — Selected Financial Data (1)

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) performance of the chattel loans purchased by us in connection with the Acquisition, and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data, unaudited)

Year Ended December 31, 2012
Income from Property Operations — 2012 Core (2)	$288.8
Income from Property Operations — 2011 Acquisition properties (3)	101.3
Property Management and general and administrative	(64.9)
Other Income and Expenses (4)	17.3
Financing Costs and Other	(141.4)

Funds from Operations (FFO) (5)	$201.1
Depreciation on Real Estate and Other	(99.6)
Amortization of In-Place Leases	(45.3)
Deferral of right-to-use contract sales revenue and commission, net	(7.1)
Income Allocated to OP Units	(4.4)

Net Income Available to Common Shares	$44.7

Net Income Per Common Share — Fully Diluted	$0.98 -$1.18
FFO Per Share — Fully Diluted	$4.32 -$4.52

Weighted Average Shares Outstanding — Fully Diluted	45.5

1)	Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect. The FFO and Net Income guidance above includes $1.4 million and ($0.5) million, respectively, from one Acquisition Property in Michigan that the Company has not acquired to-date. This is the only property we currently do not own included in our 2012 guidance assumptions. See Overview on page 2 for additional information.
2)	See page 11 for 2012 Core growth assumptions. Amount represents estimated 2012 Core income from property operations in 2011 of $283.3 million multiplied by an estimated growth rate of 1.9%.
3)	See page 12 for 2011 Acquisition assumptions.
4)	See page 13 for assumption related to interest income included in Other Income and Expenses.
5)	See page 15 for definition of FFO.

Equity LifeStyle Properties, Inc.

First Quarter 2012 Guidance — Selected Financial Data (1)

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts, (vii) performance of the chattel loans purchased by us in connection with the Acquisition, and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US Millions, except per share data, unaudited)

Three months ended March 31, 2012
Income from Property Operations — 2012 Core (2)	$78.0
Income from Property Operations — 2011 Acquisition properties (3)	25.7
Property Management and general and administrative	(16.5)
Other Income and Expenses (4)	4.9
Financing Costs and Other	(35.4)

Funds from Operations (FFO) (5)	$56.7
Depreciation on Real Estate and Other	(24.9)
Amortization of In-Place Leases	(18.3)
Deferral of right-to-use contract sales revenue and commission, net (6)	(1.5)
Income Allocated to OP Units	(1.1)

Net Income Available to Common Shares (6)	$10.9

Net Income Per Common Share — Fully Diluted	$0.21 -$0.31
FFO Per Share — Fully Diluted	$1.20 -$1.30

Weighted Average Shares Outstanding — Fully Diluted	45.4

1)	Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2)	See page 11 for Core growth assumptions. Amount represents Core Income from property operations for the 2012 Core during the three months ended March 31, 2011 of $77.0 million multiplied by an estimated growth rate of 1.3%.
3)	See page 12 for 2011 Acquisition assumptions.
4)	See page 13 for Assumptions related to interest income included in Other Income and Expenses.
5)	See page 15 for definition of FFO.
6)	Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.

Equity LifeStyle Properties, Inc.

2012 Core (1) Guidance Assumptions — Income from Property Operations

(In $US Millions, unaudited)

	Year ended 12/31/2011	2012 Growth Factors (2)	Quarter ended 3/31/2011	1Q 2012 Growth Factors (2)
Community Base Rental Income	$266.6	2.3%	$66.2	2.7%
Resort Base Rental Income (3)	130.4	2.1%	36.4	2.4%
Right to Use Annual Payments	49.1	-0.5%	12.0	-0.3%
Right to Use Contracts	17.9	0.9%	3.9	-0.2%
Utility and Other Income	49.5	1.6%	13.1	1.0%

Property Operating Revenues	513.5	1.9%	131.6	2.1%
Property Operating Expenses	(230.2)	1.8%	(54.6)	3.4%

Income from Property Operations	$283.3	1.9%	$77.0	1.3%

1)	2012 Core properties include properties we expect to own and operate during all of 2011 and 2012. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2)	Management’s estimate of the growth of the 2012 Core in 2012 compared to actual 2011 performance. Represents the mid-point of a range of possible outcomes. Calculations prepared using unrounded numbers.
3)	Resort base rental income is comprised of the following:

	Year ended 12/31/2011	2012 Growth Factors (2)	Quarter ended 3/31/2011	1Q 2012 Growth Factors (2)
Annual	$83.3	3.4%	$20.3	3.9%
Seasonal	20.7	-0.7%	11.6	0.0%
Transient	26.4	0.0%	4.5	1.7%

Equity LifeStyle Properties, Inc.

2011 Acquisition Property Assumptions in 2012 (1)

(In $US Millions, unaudited)

	Year ended December 31, 2012	Three months ended March 31, 2012
Community base rental income	$141.8	$35.3
Resort base rental income	0.7	0.3
Utility income and other property income	13.1	3.5

Property operating revenues	155.6	39.1

Property operating expenses	(54.3)	(13.4)

Income from property operations	$101.3	$25.7

1)	Each line item represents our estimate of the mid-point of a possible range of outcomes for the 75 Acquisition Properties purchased during the six months ended December 31, 2011 and one Acquisition Property, located in Michigan, the Company has not closed on to-date. The Company is continuing to perform due diligence on the property, but there can be no assurance that the Company will acquire this Acquisition Property.

Equity LifeStyle Properties, Inc.

Acquisition Chattel Loan Assumptions

2012 Guidance (unaudited)

Other Income and Expense guidance for 2012 includes interest income of approximately $5.7 million for the year ended December 31, 2012 from Notes Receivable acquired from the seller in connection with the purchase of 75 Acquisition Properties during 2011 and the potential acquisition of one additional Michigan Acquisition Property in 2012. The Notes Receivable are secured by manufactured homes located at the Acquisition Properties. As of December 31, 2011 the Company’s carrying value of the Notes Receivable was approximately $34.8 million. The Company’s carrying value is based on a third party valuation utilizing 2011 market transactions. Factors used in determining the carrying value included delinquency status, market interest rates and recovery assumptions. The following table provides a summary of the Notes Receivable we expect to acquire and certain assumptions about future performance. There can be no assurance that the Notes Receivable will perform in accordance with this table.

Summary of loans to be acquired in the Acquisition (in $US Millions)
Contractual cash flows to maturity beginning 1/1/2012	$211
Expected cash flows to maturity beginning 1/1/2012	98
Face value of loans at acquisition	113
Carrying value of loans at acquisition	42
Expected interest income to maturity beginning 1/1/2012	56

An increase in the estimate of expected cash flows would generally result in additional interest income to be recognized over the remaining life of the underlying pool of loans. A decrease in the estimate of expected cash flows could result in an impairment loss to the carrying value of the loans. The following summarizes our assumptions with respect to the interest income guidance for 2012.

Assumptions
Defaults per year, for eight years	10%
Recoveries as percentage of defaults	25%
Expected yield	17%

Guidance Estimates (in $US Millions)	2012
Average carrying amount of loans	$33.3
Contractual principal pay downs	4.0
Contractual interest income	7.8
Expected cash flows applied to principal	5.4
Expected cash flows applied to interest income	5.7

Equity LifeStyle Properties, Inc.

Debt Maturity Table (1)

(In $US Millions, unaudited)

Year	Amount
2012	$35
2013	117
2014	200
2015	602
2016	231
2017	293
2018	208
2019	217
2020	140
2021+	210

$2,253

1)	Represents the Company’s mortgage notes payable excluding net note premiums, and the Company’s $200 million term loan as of December 31, 2011.

Equity LifeStyle Properties, Inc.

Non–GAAP Financial Measures

Funds from Operations (“FFO”) — a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating the Company’s operating performance. The Company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating the Company’s operating performance. FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.